Exhibit 99.3

                            JOINT FILERS' SIGNATURES


/s/ Scott A. Arenare                                            06/27/2007
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Warburg Pincus & Co., by Scott A. Arenare (Partner)             Date
**Signature of Reporting Person


/s/ Scott A. Arenare                                            06/27/2007
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Warburg Pincus LLC, by Scott A. Arenare (Managing Director)     Date
**Signature of Reporting Person


/s/ Scott A. Arenare                                            06/27/2007
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Warburg Pincus Partners LLC, by Warburg Pincus & Co.            Date
(Managing Member),
by Scott A. Arenare (Partner)
**Signature of Reporting Person


/s/ Scott A. Arenare                                            06/27/2007
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Charles R. Kaye, by Scott A. Arenare (attorney-in-fact)         Date
**Signature of Reporting Person


/s/ Scott A. Arenare                                            06/27/2007
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Joseph P. Landy, by Scott A. Arenare (attorney-in-fact)         Date
**Signature of Reporting Person
Date